UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2008

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01.    Other Events.

As anticipated by its Report on Form 8-K dated December 22, 2008, Frankfort Tower Industries, Inc., a Delaware corporation (f/k/a ROHN Industries, Inc.) (the "Company"), on December 30, 2008, received from the Bankruptcy Court the Court's "Findings Of Fact, Conclusions Of Law, And Order Denying Objection To Notice Of Intent To Commence Fourth Interim Distribution."  As previously disclosed by the Company's Report on Form 8-K dated December 22, 2008, the Company now intends to proceed to distribute to the unsecured creditors, from the remaining assets and funds of the Company's estate, amounts that pay in full all of the allowed unsecured claims.  The Company will then distribute the remaining funds to the shareholders, after payment of costs of administration. The amount and timing of the distribution to shareholders is not yet known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 31st day of December, 2008.

FRANKFORT TOWER INDUSTRIES, INC.

By:	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer